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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 12, 1998 appearing on page 19 of Cheniere Energy, Inc.'s Transition Report on Form 10-K for the period from September 1, 1997 to December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
January 5, 1999
Houston, Texas